EXHIBIT 99.2

CHARLES RIVER ASSOCIATES (CRA)

THIRD QUARTER FISCAL YEAR 2014

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Wayne Mackie in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call. As previously announced, the conference call will be held October 23, 2014 at 9:00 a.m. ET.  These prepared remarks will not be read on the call.

Q3 2014 Summary (Quarter ended September 27, 2014)

•                  Non-GAAP Revenue: $72.2 million

•                  Non-GAAP Net Income: $3.3 million, or $0.33 per diluted share

•                  Non-GAAP Operating Margin: 8.0%

•                  Non-GAAP Effective Tax Rate: 41.6%

•                  Utilization: 75%

•                  Cash and Cash Equivalents: $44.7 million at September 27, 2014

•                  Non-GAAP Adjusted EBITDA: $12.2 million, or 16.9% of non-GAAP revenue

•                  Consultant Headcount at September 27, 2014: 449

Revenue

We reported GAAP revenue of $73.5 million for Q3 of fiscal 2014, compared with GAAP revenue of $74.4 million for Q3 of fiscal 2013. GAAP revenue for Q3 of fiscal 2014 included $1.3 million from our NeuCo subsidiary. GAAP revenue for Q3 of fiscal 2013 included $1.5 million from NeuCo.

Excluding NeuCo revenue from all periods, non-GAAP revenue was $72.2 million for Q3 of fiscal 2014, compared with $72.9 million for Q3 of fiscal 2013.

We experienced solid performance across our portfolio during the quarter, led by ongoing assignments and new projects in Antitrust & Competition Economics, Energy, Finance, Financial Economics, Life Sciences and Marakon.

Utilization

Utilization on a firm-wide basis in Q3 of fiscal 2014 was 75%. This compares with 78% in Q3 of fiscal 2013.

Gross Margin

GAAP gross margin in Q3 of fiscal 2014 was 32.8%, compared with 32.0% in Q3 of fiscal 2013. Non-GAAP gross margin for Q3 of fiscal 2014 was 32.1%, up from 31.2% in Q3 of fiscal 2013. The approximate one percentage point improvement is due to lower reimbursable expenses in Q3 of 2014 compared with Q3 of 2013.

SG&A Expenses

For Q3 of fiscal 2014, GAAP SG&A expenses were $16.7 million, or 22.7% of revenue, compared with GAAP SG&A expenses of $16.1 million, or 21.6% of revenue, in Q3 of fiscal 2013.

Non-GAAP SG&A expenses, excluding NeuCo, were $15.8 million, or 21.9% of revenue, in Q3 of fiscal 2014, compared with $15.2 million, or 20.8% of revenue, in Q3 of fiscal 2013.

Commissions to non-employee experts are included in SG&A. Those commissions represented 2.9% of non-GAAP revenue in Q3 of fiscal 2014 compared with 3.2% of non-GAAP revenue in Q3 of fiscal 2013. Excluding these commissions, non-GAAP SG&A expenses were 19.0% in Q3 of fiscal 2014 and 17.6% in Q3 of fiscal 2013. The increase in SG&A expenses as a percentage of revenue over Q3 of last year is primarily driven by recruiting expenses incurred in connection with the retention of senior level revenue generators and, to a lesser degree, travel costs associated with business development activities.

Depreciation & Amortization

On a GAAP and non-GAAP basis, depreciation and amortization expense remained unchanged at $1.6 million for Q3 of both fiscal 2014 and fiscal 2013, respectively.

Share-Based Compensation Expense

Share-based compensation expense was approximately $1.5 million for Q3 of fiscal 2014, compared with $832,000 for Q3 of fiscal 2013. The Q3 of fiscal 2014 increase in share-based compensation expense is attributable to Long-Term Incentive Program (LTIP) equity grants for 2013 being made in Q4 of fiscal 2013 which have a full quarter’s effect in Q3 of fiscal 2014 but no expense impact in Q3 of fiscal 2013. In addition, there were no LTIP awards made in fiscal 2012 and, accordingly, no expense related to fiscal 2012 was recorded in Q3 of fiscal 2013.

Operating Income

On a GAAP basis, operating income was $5.8 million, or 7.9% of revenue, in Q3 of fiscal 2014, compared with operating income of $6.1 million, or 8.2% of revenue, in Q3 of fiscal 2013. Non-GAAP operating income was $5.8 million, or 8.0% of non-GAAP revenue, for Q3 of fiscal 2014, compared with $5.9 million, or 8.1% of non-GAAP revenue, for Q3 of fiscal 2013.

Interest and Other Income (Expense), net

In Q3 of fiscal 2014, interest and other income (expense) was an expense of approximately $220,000 on a GAAP basis and approximately $203,000 on a non-GAAP basis. This compared with interest and other income (expense) being an expense of $162,000 on a GAAP basis and $126,000 on a non-GAAP basis for Q3 of fiscal 2013.

Income Taxes

The following table outlines our income tax provision recorded and the resulting effective tax rates (in $000):

	GAAP		NON-GAAP
	Q3		Q3
	2014	2013	2014	2013
Tax Provision	$2,386	$2,619	$2,325	$2,568
Effective Tax Rate	42.8%	44.0%	41.6%	44.6%

Net Income

GAAP net income for Q3 of fiscal 2014 was $3.2 million, or $0.33 per diluted share, compared with GAAP net income of $3.3 million, or $0.32 per diluted share, for Q3 of fiscal 2013. Non-GAAP net income for Q3 of fiscal 2014 was $3.3 million, or $0.33 per diluted share, compared with $3.2 million, or $0.31 per diluted share, for Q3 of fiscal 2013.

Adjusted EBITDA

For Q3 of fiscal 2014, Adjusted EBITDA was $12.2 million based on both GAAP and non-GAAP results, or 16.7% and 16.9% of revenues, respectively. For Q3 of fiscal 2013, Adjusted EBITDA based on GAAP and non-GAAP results was $12.8 million and $12.5 million, respectively, or 17.1% and 17.2% of revenues, respectively. See the exhibit to CRA’s press release for more details and the calculation of Adjusted EBITDA.

Key Balance Sheet Metrics

Billed and unbilled receivables at September 27, 2014 were $80.7 million, compared with $93.6 million at June 28, 2014. Current liabilities at September 27, 2014 were $75.4 million, compared with $70.1 million at June 28, 2014.

Total DSO in Q3 of fiscal 2014 was 98 days consisting of 62 days of billed and 36 days of unbilled. This is down from the 108 days we reported in Q2 of fiscal 2014 consisting of 74 days of billed and 34 days of unbilled. We continue to target a DSO level of 100 days or less.

Cash and Cash Flow

Cash and cash equivalents increased to $44.7 million at September 27, 2014, compared with $27.6 million at June 28, 2014.

The Unaudited Condensed Statement of Cash Flows shows a generation of $10.8 million in year-to-date cash flow from operations, which was driven by Q3 cash flow from operations of $25.9 million. The reduction in DSO since the end of Q2 of fiscal 2014 was a major factor in the Q3 2014 cash flow from operations.

CRA’s capital expenditures totaled approximately $1.8 million in Q3 of fiscal 2014, compared with $0.5 million in Q3 of fiscal 2013.

CRA also announced today that its Board of Directors has authorized an expanded share repurchase program of an additional $30.0 million of CRA’s common stock. During the third quarter of fiscal 2014, CRA repurchased approximately 279,000 shares of common stock for approximately $7.2 million. Subsequent to the end of the third quarter, CRA has repurchased approximately 145,000 shares of common stock for $3.7 million, largely exhausting the prior stock repurchase authorization and bringing the fiscal 2014 year-to-date total repurchased amount to approximately 677,000 shares for $16.4 million. CRA will finance the expanded repurchase program with available cash.

This concludes the prepared CFO remarks.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in these remarks non-GAAP revenue, non-GAAP gross margin, non-GAAP SG&A expenses (with and without commission to non-employee experts), non-GAAP depreciation and amortization, non-GAAP operating income, non-GAAP operating margin, non-GAAP interest and other income (expense), net, non-GAAP effective tax rate and tax provision, non-GAAP net income, non-GAAP net income per diluted share, and EBITDA and Adjusted EBITDA on a GAAP and non-GAAP basis.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an useful method for evaluating its results of operations.  The Company believes that presenting its financial results excluding certain non-cash expenses and NeuCo’s results, and excluding commissions to non-employee experts from SG&A, is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the results calculated in accordance with GAAP and reconciliations to those results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the third quarters of fiscal 2014 and 2013, and the year to date periods ended as of the end of these quarters, the Company has excluded NeuCo’s results. Also, in calculating “Adjusted EBITDA” for these fiscal periods, the Company has excluded the following non-cash expenses:  depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

SAFE HARBOR STATEMENT

Statements in this press release concerning the future business, operating results and financial condition of the Company, and statements using the term “target,” or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting, recruiting and retaining qualified consultants, dependence on outside experts, utilization rates, completing acquisitions and factors related to its completed acquisitions, including integration of personnel, clients and offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect the Company’s practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, the Company’s ability to collect on forgivable loans should any become due, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this quarterly earnings announcement.